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                                                                   EXHIBIT 16

                            [BENNETT BLOCK LETTERHEAD]




October 23, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Re:  N.U. Pizza Holding Corporation
     Form 8-K, SEC File No. 0-19522


Gentlemen:

The undersigned has reviewed the report of the above-named registrant on Form 8-K dated October 19, 2000, and agrees with the statements made in Item 4 in response to Item 304(a) (1) (iv) of Regulation S-K.

There were no disagreements with the registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with the registrant's audited financial statements for the fiscal years ended June 30, 1999 and 1998 nor have there been any such disagreements with the registrant during the subsequent interim period through October 23, 2000.




                           /s/ BENNETT BLOCK ACCOUNTANCY CORPORATION
                           -----------------------------------------
                           Bennet Block Accountancy Corporation